Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO to Appeal U.S. Government Ruling Regarding Certain Lucid Pharma Contracts

PORT WASHINGTON, N.Y., February 27, 2018 – ACETO Corporation (NASDAQ:ACET), an international company engaged in the development, marketing, sale and distribution of Human Health products, Pharmaceutical Ingredients and Performance Chemicals, has been notified by the U.S. government that 11 generic drug products it acquired through its Acetris Health subsidiary in a product purchase agreement with an entity formerly known as Lucid Pharma LLC are not in compliance with the federal Trade Agreement Act (“TAA”) country-of-origin provisions of a clause contained in the government supply contracts. The 11 finished dosage form products purchased by the U.S. government are manufactured by Aurolife Pharma LLC which is located in Dayton, New Jersey using APIs sourced from India. In conjunction with this finding, the U.S. Department of Veterans Affairs (“VA”) has requested that ACETO supply new TAA-compliant sources for the referenced products by March 9, 2018 and supply new TAA-compliant drugs to the government purchasers under the contracts by March 26, 2018.

Commenting on this matter, William C. Kennally, III, Chief Executive Officer of ACETO, said, “We are concerned about the VA’s request since Acetris’ U.S. manufacturing partner has sourced APIs from India for the 11 products in question at least since ACETO assumed its supply contracts with the VA. We have also heard from other suppliers to the VA who report that they too source APIs from India and have the finished dosage form manufactured in the United States. Finally, we do not believe that supplying the U.S. government with product containing an API originating in India is a deviation from industry practice.

“As a practical matter, the compressed deadline for finding a replacement API as required by the VA is simply neither realistic nor attainable given the regulatory process required by the FDA. Nevertheless, we are taking all necessary steps to address the agency’s concerns and ensure an uninterrupted supply of product to our veterans. These generic drug products reduce the price the VA pays on behalf of veterans. They are the same products sold commercially and generic drugs could not be offered to the VA at such low prices if the ingredients used to make them cannot be sourced from the primary manufacturers of pharmaceutical chemicals. However, in the event that our supply contracts with the VA are terminated, we do not believe the financial impact to the company’s fiscal 2018 non-GAAP EPS will be material.”

Under current longstanding law, the government, under the Buy America Act, is permitted to buy domestic end products, including commercial off-the-shelf (“COTS”) products like generic drugs that are manufactured in the U.S. even if their components are not all manufactured in the US. ACETO thus believes that the government was and is permitted to buy Acetris’ products, because they are COTS items manufactured in the U.S. As a result, ACETO disputes the determination that the 11 products sold pursuant to novated contracts with the VA originate in India rather than the United States and intends to appeal the decision that it is not currently compliant with contract sourcing requirements. To further pursue remedies, ACETO has asserted an indemnification claim against the sellers under the product purchase agreement dated December 21, 2016.

As previously disclosed in the company’s Form 10-K filing with the Securities and Exchange Commission (“SEC”) for the fiscal year ended June 30, 2017, the U.S. government had advised Acetris that it was reviewing whether Acetris’ supply of 11 products under its government contracts complied with the country-of-origin clause. ACETO has also filed a Form 8-K with the SEC today with respect to this matter.

ABOUT ACETO

ACETO Corporation, incorporated in 1947 and with offices and operations in 10 countries, is engaged in the development, marketing, sale and distribution of Human Health products (finished dosage form generics and nutraceuticals), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products).

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the prospects for long-term growth and the financial impact of the potential termination of novated contracts with the VA.  ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and other filings, including Amendment No. 1 on Form 10-K/A to our annual report on Form 10-K for the fiscal year ended June 30, 2017. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter's performance not useful as a predictor of future quarters' results.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:

LHA

Jody Burfening

jburfening@lhai.com

(212) 838-3777